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                                                                 EXHIBIT 10.1.6
                                DATED 6 November 1996




    (1)                       TSW INTERNATIONAL LIMITED



    (2)                        GREYROCK BUSINESS CREDIT
                             (a division of NationsCredit
                               Commercial Corporation)




                       ---------------------------------------

                                      GUARANTEE

                       ---------------------------------------




    Kennedys
    Longbow House
    14-20 Chiswell Street
    LONDON
    EC1Y 4TY

    REF:      ERF KZD B409-1 JS
    DRAFT:    03.10.96
    JOB NO:   JS-DOC10\B409-001

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THIS GUARANTEE is made BY DEED on the 6th day of November 1996

BY:


(1) TSW INTERNATIONAL LIMITED a company incorporated under the laws of England having its registered office at Britannia Wharf, Monument Road, Woking, Surrey GU21 5LW ("the Guarantor")


IN FAVOUR OF:


(2) GREYROCK BUSINESS CREDIT a division of Nations Credit Commercial Corporation of 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024 USA ("the Creditor")


NOW THIS DEED WITNESSES and the Guarantor hereby agrees:


1.       INTERPRETATION


1.1 Unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions shall have the same respective meanings that are ascribed to them in the Facility Document.


1.2      In this Guarantee:


         "FACILITY DOCUMENT"            means the Loan and Security Agreement
                                        between the Creditor and the Principal
                                        Debtor dated 17 November 1995 as
                                        amended as of 1 August 1996 and as
                                        further amended from time to time


         "INTEREST RATE"                means the rate of interest specified in
                                        the Facility Document

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                                          2


         "PRINCIPAL DEBTOR"             means TSW International Inc of 3301
                                        Windy Ridge Parkway, Atlanta,
                                        GA30339


         "RESERVATIONS"                 means (a) the principle that equitable
                                        remedies are at the discretion of the
                                        Court; (b) the limitation on enforcement by laws relating to insolvency liquidation, reorganisation, court schemes, moratoria, administration and other laws affecting the rights of creditors generally; (c) the time barring of claims and (d) similar principles and rights


         "OBLIGATIONS"                  means the obligations of the Principal
                                        Debtor as defined and set out in the
                                        Facility Document.


1.3      In this Guarantee:

         (a) references to clauses are to be construed as references to the clauses of this Guarantee;


         (b) references to this Guarantee and any provisions of this Guarantee or to any other document or agreement are to be construed as references to this Guarantee, those provisions or that document or agreement in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

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         (c)  words importing the singular are to include the plural and vice versa;


         (d) references to a person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity;


         (e) references to any person are to be construed to include that person's permitted assigns or transferees or successors in title, whether direct or indirect;


         (f) references to any statutory provision are to be construed as references to that statutory provision as amended, supplemented, re-enacted, or replaced from time to time (whether before or after the date of this Guarantee) and are to include any orders, regulations, instruments or other subordinate legislation made under or deriving validity from that statutory provision;


         (g) the words "other" and "otherwise" are not to be construed EIUSDEM GENERIS with any foregoing words where the context admits of a wider construction;


         (h) references to liability are to include any liability whether actual, contingent, present or future; and


         (i) clause headings are for ease of references only and are not to affect the interpretation of this Guarantee.

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         (j)  each of the provisions shall be severable and distinct from one another and if one or more of such provisions is invalid or unenforceable the remaining provisions shall not be affected in any way.


2.       REPRESENTATIONS AND WARRANTIES BY THE GUARANTOR


2.1      The Guarantor hereby represents and warrants to the Creditor that:

         (a) the Guarantor is duly incorporated under the laws of England, has the capacity to sue or be sued in its own name and has power to carry on its business as now being conducted and to own its property and other assets;


         (b) the Guarantor has full power and authority to execute, deliver and perform its obligations under this Guarantee and no limitation on the powers of the Guarantor will be exceeded as a result of the Guarantor entering into this Guarantee;


         (c) the execution, delivery and performance by the Guarantor of this Guarantee and the performance of its obligations under this Guarantee have been duly authorised by all necessary corporate action and do not contravene or conflict with:


              (i)       the Guarantor's memorandum and articles of association;
                        or


              (ii) any existing law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject; or

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              (iii)     the terms of any agreement or other document to which
                        the Guarantor is a party or which is binding upon it or any of its assets; and


         (d) subject to the Reservations, this Guarantee is the legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.


2.2 The Guarantor acknowledges that the Creditor has accepted this Guarantee in full reliance on the representations and warranties set out in this Clause 2.


3.       GUARANTEE


3.1 The Guarantor irrevocably and unconditionally undertakes the obligations and liabilities set out herein.


3.2 Subject to Clause 3.5 the Guarantor irrevocably and unconditionally guarantees to pay to the Creditor on demand, and in the currency in which the same falls due for payment, all monies and liabilities which are now or at any time hereafter shall have become due from and shall not have been paid by, the Principal Debtor to or in favour of the Creditor under or in connection with the Facility Document; and


3.3 Subject to Clause 3.5 the Guarantor, as a principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under Clause 3.2, irrevocably and unconditionally agrees to indemnify the Creditor in full on demand against all losses, costs and expenses fees and charges suffered or reasonably incurred by the Creditor arising from or in connection with the failure of the Principal

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[PAGE 6 IS MISSING FORM ORIGINAL DOCUMENT]

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         shall remain in operation until all the Obligations have been duly performed.


4.2 The Guarantor acknowledges and agrees that none of its liabilities under this Guarantee shall be reduced, discharged or otherwise adversely affected by:


         (a) any variation, extension, discharge, compromise, dealing with, exchange or renewal or any right or remedy which the Creditor may now or hereafter have from or against any of the Principal Debtor and any other person in respect of any of the obligations and liabilities of any of the Principal Debtor and any other person under and in respect of the Facility Document;


         (b) any act or omission by the Creditor or any other person in taking up, perfecting or enforcing any security or guarantee from or against any of the Principal Debtor and any other person;


         (c) any termination, amendment, variation, novation or supplement of or to the Facility Document;


         (d) any grant of time, indulgence, waiver or concession to the Principal Debtor and any other person;


         (e) any of the insolvency, bankruptcy, liquidation, administration, winding-up, incapacity, limitation, disability, the discharge by operation of law, and any change in the constitution, name and style of the Principal Debtor and any other person;

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         (f)  any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Principal Debtor and of any other person;


         (g) any claim or enforcement of payment from the Principal Debtor and any other person; or


         (h) any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of guarantor or indemnitor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Guarantor or otherwise reduce or extinguish its liability under this Guarantee.


4.3      PRIMARY OBLIGATION


         (a) The obligations and liabilities expressed to be undertaken by the Guarantor under this Guarantee are those of primary obligor and not merely as a surety.


         (b) The Creditor shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee:


              (i) to take action or obtain judgment in any court against the Principal Debtor and any other person; or


              (ii) to make or file any claim in a bankruptcy, liquidation, administration or insolvency of the Principal Debtor and any other person; or

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              (iii)     to make demand, enforce or seek to enforce any claim,
                        right or remedy against the Principal Debtor and any other person.


4.4      NO SECURITY

         (a) The Guarantor warrants to the Creditor that it has not taken or received, and agrees not to take, exercise, or receive the benefit of any security or other such right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise, all together "Rights") from or against the Principal Debtor and any other person in respect of any liability of or payment by the Guarantor under this Guarantee or otherwise in connection with this Guarantee.

         (b) If any such Rights is taken, exercised or received by the Guarantor, the Guarantor declares that such Rights and all monies at any time received or held in respect of such Rights shall be held by the Guarantor on trust for the Creditor for application in or towards the discharge of the liabilities of the Guarantor to the Creditor under this Guarantee.

         (c) The Guarantor agrees that all other Rights and all monies from time to time held on trust by the Guarantor for the Creditor under or pursuant to Clause 4.4(b) shall be transferred, assigned or, as the case may be, paid to the Creditor, promptly following the Creditor's demand.


4.5 This Guarantee shall be in addition to and shall not affect or be affected by or merge with any other judgment, security, right or remedy obtained

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         or held by the Creditor from time to time for the discharge and performance of any of the liabilities and obligations of the Principal Debtor to the Creditor.


5.       INTEREST


5.1 The Guarantor agrees to pay interest to the Creditor at the Interest Rate on all sums demanded under this Guarantee from the date of the Creditor's demand under this Guarantee until, but excluding, the date of actual payment.


5.2 The Guarantor agrees to pay interest to the Creditor at the Interest Rate after as well as before judgment until the date of actual payment.


5.3 The Creditor shall be entitled to recover any amount in respect of interest both under this Guarantee and the Facility Document in respect of any failure to pay any sum under the Facility Document.


6.       SUSPENSE ACCOUNT


6.1 The Creditor shall place to the credit of an interest bearing suspense account any monies received under or in connection with this Guarantee in order to preserve the rights of the Creditor to prove for the full amount of all of its claims against the Principal Debtor and any other person.


6.2 The Creditor may, at any time, apply any of the monies referred to in Clause 6.1 in or towards satisfaction and discharge of any of the monies, obligations and liabilities the subject of this Guarantee as the Creditor, in its absolute discretion, may from time to time conclusively determine.

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7.       APPROPRIATION

         The Guarantor shall not and may not direct the application by the Creditor of any sums received by the Creditor from the Guarantor under, or pursuant to, any of the terms of this Guarantee.


8.       NEW ACCOUNTS


8.1 If this Guarantee ceases to be continuing for any reason whatsoever, then the Creditor may open a new account or accounts in the name of the Principal Debtor.


8.2 If the Creditor does not open a new account or accounts pursuant to Clause 8.1, it shall nevertheless be treated as if it had done so at the time that this Guarantee ceases to be continuing (whether by determination, calling in or otherwise) in relation to the Principal Debtor.


8.3 As from that time, all payments made to the Creditor by or on behalf of the Principal Debtor shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee is available at that time nor shall the liability of the Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments into or out of any such accounts.


9.       DISCHARGE TO BE CONDITIONAL


9.1 Any release, discharge or settlement between the Guarantor and the Creditor in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to the Creditor by the Guarantor and any other person being void, set aside or ordered to be refunded

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         pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.


9.2 If any such right, security, disposition or payment is void or is at any time so set aside or ordered to be refunded, the Creditor shall be entitled subsequently to demand payment under and to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.


10.      PAYMENTS AND TAXES


10.1 All sums payable by the Guarantor under this Guarantee shall be payable in such currency as is reasonably specified by the Creditor and shall be paid to the Creditor in full without:

         (a)  any set-off, condition or counterclaim whatsoever; and

         (b) free and clear from all deductions or withholdings whatsoever save only as may be required by law or regulation which in either case is binding on it.


10.2 If any deduction or withholding is required by any law or regulation in respect of any payment due from the Guarantor under this Guarantee or is in any event made, the relative sum payable by the Guarantor shall be increased so that, after making the minimum deduction or withholding so required, the Guarantor shall pay to the Creditor and the Creditor shall receive and be entitled to retain on the due date for payment a net sum at least equal to the sum which it would have received had no such deduction or withholding been required to be, or had in fact been, made.

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10.3     The Guarantor shall promptly deliver or procure the delivery to the Creditor of all receipts issued to it evidencing each deduction and withholding which it has made and in the event that the Creditor is able to recover any amounts in respect of the deductions or withholdings referred to in Clause 10.2, it shall forthwith credit the Guarantor's account in the relevant amount and the Guarantor's liability hereunder shall be accordingly reduced.

11.      DEMANDS AND NOTIFICATION BINDING


11.1 Any demand, notification or certificate given by a duly authorised officer of the Creditor specifying amounts due and payable under or in connection with any of the provisions of this Guarantee shall, in the absence of manifest error, be prima facie evidence of the amounts so due and payable.

12.      SET-OFF



12.1 The Creditor may, without notice to the Guarantor, apply any credit balance which is at any time held by any office or branch of the Creditor for the account of the Guarantor in or towards satisfaction of any sum then due and payable from the Guarantor under this Guarantee.

12.2 For the purposes of exercising any rights under this clause, or any rights under the general law, the Creditor may convert or translate all or any part of such credit balance into another currency United States Dollars, Australian Dollars or Pounds Sterling as appropriate applying a rate which in the Creditor's reasonable opinion fairly reflects the relative prevailing rates of exchange.

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12.3     The Creditor is not obliged to exercise any of its rights under this clause, which shall be without prejudice and in addition to any rights under the general law.

12.4 In this clause "rights under the general law" means any rights of set-off, combination or consolidation of accounts, lien or similar right which the Creditor has under any applicable law.

13.      SERVICE OF DEMAND


13.1 A demand for payment or any other demand or notice to the Guarantor on behalf of the Creditor under this Guarantee may be made or given by any duly authorised manager or officer of the Creditor in writing or facsimile transmission addressed to the Guarantor at its address specified at the head of this Guarantee or such other address(es) or facsimile number as may be notified in writing from time to time by the Guarantor to the Creditor in accordance with this clause.

13.2 Any demand, notice or communication shall be deemed to have been duly served:


         (a) If delivered by hand, when left at the proper address for service;

         (b) If given or made by pre-paid first class post by recorded delivery, at the commencement of business hours on the second business day after posting; and

         (c) If given or made by facsimile equipment, at the time acknowledged as received by the Guarantor's facsimile equipment;

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         PROVIDED that where in the case of delivery by hand or transmission by facsimile, such delivery or transmission occurs outside business hours, service shall be deemed to occur on the commencement of the business hours on the next following business day.


14.      TRANSFERS


14.1 This Guarantee is freely assignable or transferable by the Creditor to any assignee of its rights under the Facility Document but not otherwise.

14.2 The Guarantor may not assign any of its rights and may not transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person.

15.      CURRENCY AND GENERAL INDEMNITY


         If, under any applicable law or regulation or pursuant to a judgment or order being made or registered against the Guarantor or the liquidation of the Guarantor or without limitation for any other reason, any payment under or in connection with this Guarantee is made or falls to be satisfied in a currency (the "payment currency") other than the currency in which such payment is reasonably expressed by the Creditor to be due under or in connection with this Guarantee (the "contractual currency") then, to the extent that the amount of such payment actually received by the Creditor, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Guarantee, the Guarantor, as a separate and independent obligation, shall indemnify and hold harmless the creditor against the amount of such shortfall. For the purposes of this clause, "rate of exchange" means the rate at which the Creditor is able on or

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                                          16


         about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Guarantor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.


16.      MISCELLANEOUS


16.1 No delay or omission on the part of the Creditor in exercising any right or remedy under this Guarantee shall impair that right or remedy or operate as or be taken to be a waiver of it; nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Guarantee of that or any other right or remedy.

16.2 The Creditor's rights under this Guarantee are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Creditor deems expedient.

16.3 Any waiver by the Creditor of any terms of this Guarantee, or any consent or approval given by the Creditor under it, shall only be effective if given in writing and then only for the purpose and upon the terms and conditions, if any, on which it is given.

16.4 If at any time any one or more of the provisions of the Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Guarantee nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

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16.5     Any certificate or determination of the Creditor as to any matter provided for in this Guarantee shall in the absence of manifest error, be prima facie evidence of such matter.

16.6     This Guarantee is and will remain the property of the Creditor.


17.      LANGUAGE


17.1 All notices, demands or communications under or in connection with this Guarantee shall be in English.


18.      LAW AND JURISDICTION


18.1 This Guarantee is governed by and shall be construed in accordance with English law.


18.2 The Creditor shall be at liberty to enforce this Guarantee by taking action or proceedings against the Guarantor in the High Court of Justice of England and Wales or elsewhere in its absolute discretion. If such proceedings are commenced in the High Court of Justice aforesaid the Guarantor agrees to submit to the jurisdiction of the said court in respect of all matters concerned with its obligations and liabilities under or arising out of or otherwise connected with this Guarantee.

18.3 Subject to Clause 18.2 above, any dispute or difference arising under or otherwise in connection with this Guarantee shall be referred to the exclusive jurisdiction of the High Court of Justice of England and Wales.

IN WITNESS whereof this document has been duly executed and has been duly delivered on the day and year first before within.

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EXECUTED as a DEED by             )
TSW INTERNATIONAL LIMITED         )
                                  )
acting by: Chris Lane and         )
Nicholas Browne in the presence
of:                                      /s/ (illegible)
                                         ---------------------
           Chris Smith                   Director
           [illegible]
           Four Elms
           Grosvenor Road                /s/ (illegible)
           Goldalming, Sy.               ---------------------
           V.P. Development, TSW         Secretary


Executed as a Deed by             )
GREYROCK BUSINESS CREDIT          )
A DIVISION OF NATIONSCREDIT       )
COMMERCIAL CORPORATION            )
                                  )
acting by                         )
                                  )
under its authority               )      /s/ (illegible)
                                         ---------------------
                                         Authorised Signatory